Exhibit 10.1

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

DATED AS OF [                ], 2021

AMONG

TASKUS, INC.

AND

THE OTHER PARTIES HERETO

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7.8	Counterparts	20
7.9	Remedies	20
7.10	Notices	20
7.11	Governing Law	21
7.12	Descriptive Headings	21
7.13	Grant of Consent	22

ii

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”) is entered into as of [                ], 2021 by and among TaskUs, Inc. (formerly known as TU TopCo, Inc.), a Delaware corporation (the “Company”), BCP FC Aggregator LP (“Sponsor” and, together with its Affiliates and transferees who acquire securities from time to time, the “Blackstone Holders”), parties to this Agreement who are identified as Non-Blackstone Holders on the signature pages hereto (each, a “Non-Blackstone Holder” and, collectively, the “Non-Blackstone Holders”), Bryce Maddock and Jaspar Weir (each, a “Founder” and, collectively, the “Founders”) and each other holder of Securities who hereafter executes a separate joinder agreement to be bound by the terms hereof (the Blackstone Holders, the Non-Blackstone Holders and each other Person that is or becomes a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the “Stockholders” and individually as a “Stockholder”). Certain capitalized terms used herein are defined in Section 7.1.

The parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders that as of the date of this Agreement:

(a)    it is a corporation, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(b)    this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(c)    the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s Organizational Documents or any agreement or instrument to which the Company is a party or by which it is bound.

1.2    Representations and Warranties of the Stockholders. Each Stockholder (as to such Stockholder only) represents and warrants to the Company and the other Stockholders that, as of the time such Stockholder becomes a party to this Agreement:

(a)    this Agreement (or the separate joinder agreement executed by such Stockholder) has been duly and validly executed and delivered by such Stockholder, and this Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; and

(b)    the execution, delivery and performance by such Stockholder of this Agreement (or any joinder to this Agreement) and the consummation by such Stockholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Stockholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound.

ARTICLE II

GOVERNANCE

2.1    Board of Directors.

(a)    Board Size. The size of the Board shall initially be six (6) directors and the Board as of the date of this Agreement is comprised of Amit Dixit, Susir Kumar, Mukesh Mehta, Jacqueline Reses, Bryce Maddock and Jaspar Weir; provided that the size of the Board may be increased or decreased by a majority vote of the Board, but subject to Section 2.1(b)(i)(B). The Company, the Stockholders and the Board shall take all necessary action to cause the Board to be composed as set forth in this Section 2.1.

(b)    Board Representation.

(i)    Each Stockholder agrees that it shall vote, or execute a written consent in lieu thereof with respect to all of the Securities beneficially owned or held of record by it or cause all of the Securities beneficially owned by it to be voted, or cause a written consent in lieu thereof to be executed, to elect a Board to be composed as follows:

(A)    Subject to Section 2.1(b)(ii) and (v), for so long as a Founder Group meets the Founder Group Minimum Ownership Condition, such Founder Group shall be entitled to designate one (1) director (each, a “Founder Designee”); provided that if (x) neither Founder Group meets the Founder Group Minimum Ownership Condition individually, but collectively, both Founder Groups Beneficially Own, in the aggregate, a number of Securities representing an Ownership Percentage of at least 5% and (y) neither Founder Group has made any Transfer other than Transfers to the Permitted Group of the Founder who is associated with such Founder Group then the Founder Groups (collectively) shall be entitled to designate one (1) director (a “Joint Founder Designee”), provided, further, that, if one Founder Group has made any Transfer other than Transfers to the Permitted Group of the Founder who is associated with such Founder Group but the other Founder Group has not, and the condition in clause (x) of the preceding proviso has been met, then the condition in clause (y) of the preceding proviso will be deemed to have been met and the Founder whose Founder Group has not made any Transfer other than Transfers to the Permitted Group of such Founder shall be entitled to designate such Joint Founder Designee; and

(B)    The Sponsor shall have the right, but not the obligation, to designate, and the individuals nominated for election as directors by or at the direction of the Board or a duly authorized committee of the Board shall include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Board or a duly authorized committee of the Board, as a director of the Company and taking into account any director continuing to serve without the need for re-election, the number of Blackstone Designees (as defined below) serving as directors of the Company will be equal to: (i) if the Sponsor and its affiliates collectively Beneficially Own 50% or more of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 50% of the Total Number of Directors; (ii) if the Sponsor and its Affiliates collectively Beneficially Own at least 40% (but less than 50%) of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 40% of the Total Number of Directors; (iii) if the Sponsor and its Affiliates collectively Beneficially Own at least 30% (but less than 40%) of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 30% of the Total Number of Directors; (iv) if the Sponsor and its Affiliates collectively Beneficially Own at least 20% (but less than 30%) of the Common Stock as of the record date for such meeting, the lowest whole number that is greater than 20% of the Total Number of Directors; and (v) if the Sponsor and its Affiliates collectively Beneficially Own at least 5% (but less than 20%) of the Common Stock as of the record date for such meeting, the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the Total Number of Directors (in each case, each such person a “Blackstone Designee”).

(each director so designated by a Founder Group or Sponsor, a “Designee”); provided that if a Founder Group is entitled to only one Designee, such Designee shall be the applicable Founder of such Founder Group unless such Founder cannot serve on the Board due to death or disability; provided, further, that in the event a Founder Group is entitled to one Designee but the applicable Founder of such Founder Group cannot serve on the Board due to death or disability, such Designee shall be chosen by the other Founder, which individual must have relevant industry experience and such surviving Founder shall consult with the Blackstone Designees prior to choosing such Designee; provided, further, in the event both Founder Groups are entitled to each designate one Designee but both Founders are unable to serve on the Board due to death or disability, each such Designee shall be chosen by their respective Founder Groups, which individual must have industry experience and be reasonably acceptable to the Blackstone Designees (such approval shall not be unreasonably withheld, conditioned or delayed).

(ii)    Subject to Section 2.1(b)(i)(A), if at any time a Founder Group fails to meet the Founder Group Minimum Ownership Condition, then such Founder Group’s right to designate, nominate and replace any member of the Board (other than a Joint Founder Designee, if applicable) shall terminate and reduce to zero (0) directors, and such Founder Group agrees to promptly thereafter cause its Designee director to tender his or her immediate resignation from the Board.

(iii)    In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Designee director, only the Founder Group or Stockholder that designated such deceased, disabled, retired, resigning or removed Designee may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board and each Stockholder agrees that it shall vote, or execute a written consent in lieu thereof with respect to all of the Securities beneficially owned or held of record by it or cause all of the Securities beneficially owned by it to be voted, or cause a written consent in lieu thereof to be executed to elect such Replacement Nominee to the Board.

(iv)    Directors are subject to removal pursuant to the applicable provisions of the Certificate of Incorporation of the Company; provided, however, for as long as this Agreement remains in effect, (x) the Blackstone Designees may only be removed with the consent of the Sponsor, (y) each Founder Designee may only be removed with the consent of the applicable Founder Group that designated such Founder Designee and (z) the Joint Founder Designee may only be removed with the consent of both Founder Groups, in each case delivered in accordance with Section 7.13 hereof.

(c)    Quorum; Majority Vote. Notice of the time and place of all meetings of the Board shall be given to all members of the Board at least forty-eight (48) hours before the date and time of the meeting; except that shorter reasonable notice may be given for matters outside the ordinary course of business requiring urgent attention from the Board as determined in good faith by the Board and to the extent such shorter notice is approved or ratified by the Board at such meeting. The members of the Board shall be entitled to participate in any such meeting by conference telephone or other communications equipment. A quorum of the Board shall consist of a majority of the members of the Board and the presence of at least two (2) Blackstone Designees. Except as otherwise provided herein, the affirmative vote of a majority of the directors of the Board present at a meeting for which there is a quorum shall be the act of the Board.

(d)    Certificate of Incorporation and By-law Provisions. Each Stockholder shall vote all of its Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other actions necessary, to ensure that the Certificate of Incorporation and By-laws of the Company facilitate, and do not at any time conflict with, any provision of this Agreement.

(e)    D&O Insurance. The Company shall maintain, from financially sound and reputable insurers, Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board, for the benefit of all directors on equivalent terms, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued.

(f)    Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (i) for elimination of the liability of directors to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its commercially reasonable efforts to at all times maintain indemnification agreements with the Founder Group Designees, which agreements shall be no less favorable to such Founder Group Designees as those entered into with the Blackstone Designees.

(g)    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

2.2    Matters Requiring Approval. Notwithstanding any provision of this Agreement to the contrary, for so long as the Sponsor and its Affiliates and the Founders and their Affiliates, respectively, collectively Beneficially Own at least 5% of the then outstanding shares of Common Stock and are entitled to designate at least one director of the Company pursuant to Section 2.1(b) (or such earlier date that the Sponsor or the Founders request their respective approval rights to be terminated), the Company shall not take, and shall cause its Subsidiaries not to take, any of the following actions without the prior written consent of the Sponsor and at least one of the Founders:

(a)    Enter into any related party agreement or transaction between the Company or any of its Subsidiaries, on the one hand, and the Sponsor or any of its Affiliates (including the payment of any management, investment banking or similar fees to Sponsor or any Affiliate of Sponsor) or one of the Founders and his Affiliates, on the other hand, other than (i) in connection with any Rescue Financing, which shall be subject to the approval of the Board; or (ii) transactions or agreements which are on arms’ length terms entered into by the Company or any of its Subsidiaries in the ordinary course of business with a portfolio company of Sponsor or a portfolio company of any Affiliate of Sponsor;

(b)    Other than Excepted Issuances, issue, grant, award or issue rights to subscribe for, exchange or convert into, any Securities or New Securities of the Company or any of its Subsidiaries;

(c)    Declare or pay any Distribution, other than (i) Distributions by the Company’s Subsidiaries that are paid pro rata to the Subsidiaries’ shareholders; and (ii) Distributions in respect of the Securities offered or paid pro-rata to the Stockholders or otherwise pursuant to the terms of the Company’s Organizational Documents;

(d)    Enter into any bankruptcy, liquidation, dissolution or winding-up of the Company (other than in connection with a sale transaction that is structured as a sale of all or substantially all of the assets of the Company);

(e)    Amend or modify the Organizational Documents in a manner that adversely affects the Blackstone Holders’ or Founder Groups’ rights disproportionately as compared to other holders of Common Stock (taking into account and considering the rights of the Blackstone Holders or Founder Groups prior to such amendment or modification); and

(f)    Make any agreement or arrangement to carry out any of the matters referenced above under this Section 2.2.

2.3    Trust Arrangements. At all times that a trust is a Stockholder of any Non-Blackstone Securities, there shall be a Company Trustee of such trust who shall either be (i) one of the Founders, (ii) the director designated by the Founder Groups pursuant to Section 2.1(b)(i)(A) of this Agreement, (iii) an individual or corporate trustee with relevant industry experience chosen by one or both of the Founders in consultation with the Sponsor, or (iv) in the event both Founders are deceased or incapacitated, a member of the Immediate Family of the Founder who is the settlor of the trust for such period until an individual or corporate trustee with relevant industry experience is identified and appointed as trustee pursuant to the terms of the trust; provided that such time period shall not exceed 15 days following the first date on which both Founders are deceased or incapacitated.

2.4    Founder Group Actions(a) . Any action taken by a Founder on behalf of his associated Founder Group shall be deemed taken by such Founder Group; provided that, in the event a Founder cannot take such action due to death or disability, such actions that may be taken by a Founder Group shall be deemed taken by such Founder Group if the holders of a majority of Securities held by such Founder Group consent to such action.

ARTICLE III

TRANSFERS OF SECURITIES

3.1    Restrictions on Transfer of Non-Blackstone Securities. Prior to the third anniversary of the initial Public Offering, (the “Lapse Date”), no holder of Non-Blackstone Securities may Transfer any Non-Blackstone Securities without the prior written consent of the Sponsor except in an Exempt Non-Blackstone Transfer; provided that the transfer restrictions in this Section 3.1 shall not apply to (i) the Non-Blackstone Securities sold in the initial Public Offering and (ii) the percentage of Non-Blackstone Securities of each holder equal to the percentage of Blackstone Securities sold by the Blackstone Holders in the initial Public Offering and in subsequent Public Offerings relative to the total number of Blackstone Securities held by the Blackstone Holders immediately prior to the initial Public Offering. For the avoidance of doubt, following the Lapse Date, the transfer restrictions in this Section 3.1 shall not apply.

3.2    Securities Act Compliance. No Securities may be transferred by a holder of Non-Blackstone Securities (other than pursuant to an effective registration statement under the Securities Act) unless, if requested by the Company, such Stockholder first delivers to the Company an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

3.3    Certain Transferees Bound by Agreement. Subject to compliance with the other provisions of this Article III, any Stockholder may Transfer any Securities held by such Stockholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VI, then the transferor of such Security shall first deliver to the Company a written agreement of the proposed transferee to become a Stockholder and to be bound by the terms of this Agreement (unless such proposed transferee is already a Stockholder). All Non-Blackstone Securities will continue to be Non-Blackstone Securities in the hands of any transferee (other than the Company, any Blackstone Holder or any transferee in a Public Sale). All Blackstone Securities will continue to be Blackstone Securities in the hands of any transferee, except if the transferee is (i) the Company or any of its Subsidiaries, (ii) the Non-Blackstone Holders, (iii) a transferee in a transaction that constitutes a Change of Control, or (iv) a transferee in a Public Sale.

3.4    Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

ARTICLE IV

ADDITIONAL COVENANTS

4.1    Pledges or Transfers. Upon the request of any Blackstone Holder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) transfer any or all of the shares of Common Stock held by it, including to third party investors, the Company agrees to cooperate with such Blackstone Holder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably be requested by any Blackstone Holder in connection with a proposed transfer.

4.2    Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a Stockholders agreement with the Stockholders that provides the Stockholder Entities with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

ARTICLE V

INFORMATION; VCOC

5.1    Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Stockholder Entities and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (b) provide the Stockholder Entities all information of a type, at such times and in such manner as is consistent with the Company’s past practice or that is otherwise reasonably requested by such Stockholder Entities from time to time (all such information so furnished pursuant to this Section 5.1, the “Information”). Subject to Section 5.5, any Stockholder Entity (and any party receiving Information from a Stockholder Entity) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, that the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholder Entities without the loss of any such privilege.

5.2    Tax Related Information. The Company shall promptly make available to the Stockholder Entities all books, records and files of the Company and its Subsidiaries with respect to tax matters as may be reasonably requested by the Stockholder Entities and shall use reasonable efforts to comply with any requests by the Stockholder Entities for any tax-related information (including any applicable state withholdings) of any entity (i) which owns, directly or indirectly, all or a portion of the equity of the Company and (ii) in which any of the Stockholder Entities and the Company’s management own, directly or indirectly, all or a portion of the equity.

5.3    Certain Reports. The Company shall deliver or cause to be delivered to the Stockholder Entities, at their request:

(a)    to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(b)    to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Stockholder Entities; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholder Entities without the loss of any such privilege.

5.4    VCOC.

(a)    With respect to each Stockholder Entity that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), without limitation or prejudice of any of the rights provided to the Stockholder Entities hereunder, the Company shall, with respect to each such VCOC Investor:

(i)    provide each VCOC Investor or its designated representative with:

(A)    upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

(B)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)    as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)    to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

(E)    upon written request by the VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege; provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 5.4(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

(ii)    make appropriate officers and/or directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries;

(iii)    to the extent that the VCOC Investor requests to receive such information and rights, and to the extent consistent with applicable Law or listing standards (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, and to provide (or cause to be provided) each VCOC Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the VCOC Investor elect to do so; provided, however, that this right to consult must be exercised within five days after the Company informs the VCOC Investor of the proposed corporate action; provided, further, that the Company shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to such corporate action; and

(iv)    provide each VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine in writing to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation; provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to the VCOC Investor any additional rights with respect to the governance or management of the Company.

(b)    The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 5.4, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c)    In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify its investment in the Company as a “venture capital investment” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(d)    In the event that the Company ceases to qualify as an “operating company” (as defined in the first sentence of 2510.3-101(c)(1) of the Plan Asset Regulation), or the investment in the Company by a VCOC Investor does not qualify as a “venture capital investment” as defined in the Plan Asset Regulation, then the Company and each Stockholder Entity will cooperate in good faith and take all reasonable actions necessary, subject to applicable Law, to preserve the VCOC status of each VCOC Investor or the qualification of the investment as a “venture capital investment,” it being understood that such reasonable actions shall not require a VCOC Investor to purchase or sell any investments.

(e)    For so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged) and upon the written request of such VCOC Investor, without limitation or prejudice of any of the rights provided to the Stockholder Entities hereunder, the Company shall, with respect to each such VCOC Investor, furnish and deliver a letter covering the matters set forth in Sections 5.4(a), 5.4(b), 5.4(c) and 5.4(d) hereof in a form and substance satisfactory to such VCOC Investor.

(f)    In the event a VCOC Investor is an Affiliate of a Stockholder Entity, as described in Section 5.4(a) above, such affiliated entity shall be afforded the same rights with respect to the Company and afforded to the Stockholder Entity under this Section 5.4 and shall be treated, for such purposes, as a third party beneficiary hereunder.

5.5    Information Sharing. Each party hereto acknowledges and agrees that Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Stockholder and its designated representatives (subject to such Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 7.4).

ARTICLE VI

AMENDMENT AND TERMINATION

6.1    Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, the Founders or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company (upon approval by the Board); provided that no such modification, amendment or waiver may adversely affect the rights or obligations hereunder of the Founders or the Founder Groups unless approved in writing by each Founder (or such Founder’s Founder Group if such Founder is unable to provide approval due to death, illness or incapacity) adversely affected by such amendment, modification or waiver; provided, further, that no such modification, amendment or waiver may adversely affect the rights or obligations hereunder of the Blackstone Holders unless approved in writing by the Sponsor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.2    Termination of Agreement. This Agreement (other than Section 2.1(h)) will terminate in respect of the Founders, the Company and all Stockholders (a) upon the dissolution, liquidation or winding-up of the Company or (b) upon the consummation of a Change of Control.

6.3    Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Stockholder and shall have no further rights or obligations under this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any member of such Person’s Immediate Family.

“Agreement” has the meaning set forth in the preface.

“Blackstone Designee” has the meaning set forth in Section 2.1(b).

“Blackstone Holders” has the meaning set forth in the preface.

“Blackstone Securities” means (a) Common Stock or Common Stock Equivalents held by any Blackstone Holder and (b) any securities of the Company issued with respect to the securities referred to in clause (a) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day on which commercial banks are open for business in New York, New York.

“Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Sponsor or its affiliates (as defined in Rule 501(b) of the Securities Act) or (ii) any person or group, other than Sponsor or its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise and Sponsor ceases to control the Board.

“Common Stock” means, collectively, the Class A common stock of the Company, par value $0.01 per share, and the Class B common stock of the Company, par value $0.01 per share.

“Common Stock Equivalents” means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preface.

“Company Trustee” shall mean any trustee or other trust fiduciary with power to act unilaterally with respect to any Non-Blackstone Securities held in a trust that is a Stockholder.

“Competing Business” has the meaning set forth in Section 7.3.

“Competitor” means any Person that is reasonably determined by the Board to be a competitor of the Company or any of its Subsidiaries in any material respect. For purposes hereof, without limiting the foregoing, any Person with substantial operations in the business of business process outsourcing, including the provision of outsourced customer service and content management, shall be presumed to be a Competitor unless the Board otherwise determines; provided, however, that for purposes of this Agreement, Sponsor and its Affiliates shall not be deemed a Competitor solely due to its direct or indirect investment (through a portfolio company or otherwise) in a Person where such Person would be deemed a Competitor.

“Confidential Information” has the meaning set forth in Section 7.4(a).

“Confidentiality Affiliates” has the meaning set forth in Section 7.4(a).

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Designee” has the meaning set forth in Section 2.1(b).

“Distribution” means each dividend or distribution made by the Company or any of its Subsidiaries to its or their shareholders, whether in cash, property, or securities of the Company and whether by dividend, liquidating distributions, repurchase, redemption or other acquisition for value of any Security.

“Excepted Issuances” means the issuance, granting or sale of any Securities or other securities convertible into or exchangeable for any such Securities, (i) in connection with any Public Offering, any conversion for an initial Public Offering or any initial Public Offering of a Subsidiary of the Company, (ii) pursuant to any present or future employee, officer or director benefit plan or program of or assumed by the Company or any of its Subsidiaries in an amount not greater than 15% of the outstanding Securities on a fully diluted basis, (iii) as consideration in any merger, consolidation, acquisition for stock, business combination or any similar extraordinary transaction, (iv) the issuance of Securities or other equity securities of the Company as a dividend or distribution to all holders of Securities, or (v) a reclassification of (or similar action with respect to) all Securities into a greater or lesser number of Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exempt Non-Blackstone Transfer” means a Transfer of Non-Blackstone Securities (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such transferor Founder’s Permitted Group, (c) to Sponsor or any of its Affiliates or (f) upon the death of a Founder, from one member of a deceased Founder’s Founder Group to or among the other Founder and the Permitted Group of the other Founder.

“Founder” or “Founders” has the meaning set forth in the preface.

“Founder Designee” has the meaning set forth in Section 2.1(b).

“Founder Group” means the Maddock Group or the Weir Group. For purposes of this Agreement, (a) with respect to Bryce Maddock, the Maddock Group and (b) with respect to Jaspar Weir, the Weir Group.

“Founder Group Designee” means a Designee appointed by a Founder Group.

“Founder Group Minimum Ownership Condition” means that a Founder Group Beneficially Owns, in the aggregate, a number of Securities representing an Ownership Percentage of at least 5%.

“Immediate Family” means an individual’s parents, spouse, child (natural or adopted), or any other direct lineal descendant of a parent of such individual (or his or her spouse).

“Information” has the meaning set forth in Section 5.1.

“Joint Founder Designee” has the meaning set forth in Section 2.1(b).

“Lapse Date” has the meaning set forth in Section 3.1.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Maddock Group” means (i) the Stockholders listed on Schedule B attached hereto; and (ii) any transferee of any Securities held by the Stockholders in clause (i) of this definition who is in the Permitted Group of Bryce Maddock.

“NewCo” has the meaning set forth in Section 4.2.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Non-Blackstone Holders” has the meaning set forth in the preface.

“Non-Blackstone Securities” means Common Stock or Common Stock Equivalents held by any Non-Blackstone Holder and any such securities of the Company issued by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Organizational Documents” means the Certification of Incorporation and Bylaws of the Company.

“Ownership Percentage” means, for each Stockholder, the percentage obtained by dividing the number of Securities held by such Stockholder by the total number of outstanding Securities of the Company on a fully diluted basis.

“Permitted Group” means, with respect to any Founder, (i) any transferee of Securities held by a member of such Founder’s Founder Group made for bona fide estate planning purposes, either during lifetime or on death by testamentary instrument or intestacy; provided that such transferee is the parent or spouse , or with the written consent of the Sponsor, other close family members, (ii) any trust of which such Founder is a settlor and any beneficiary of such trust; provided that such beneficiary is limited to a member of such Founder’s Immediate Family, or with the written consent of the Sponsor, other close family member of such Founder, (iii) any partnership, limited liability company or similar vehicle that is a wholly owned and controlled Affiliate of any of the foregoing; provided that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a member of the Permitted Group and (iv) upon the death of a Founder, the other Founder Group solely to the extent necessary to satisfy the obligations under that certain Conditional Stock Transfer Agreement by and among the Founders, the members of the Founder Groups and the Company dated on or about the date hereof.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Plan Asset Regulation” has the meaning set forth in Section 5.4(a).

“Public Offering” means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Public Sale” means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

“Replacement Nominee” has the meaning set forth in Section 2.1(b)(iii).

“Representatives” means, with respect to any Person, any director, officer, employee, principal, partner, manager, member, financial advisor, attorney, accountant, consultant, agent, advisor or other authorized representative of such Person.

“Rescue Financing” means financing provided to the Company or any of its Subsidiaries, which financing is reasonably required to (i) remedy a breach or default (or potential breach or default) by the Company or any of its Subsidiaries under any debt financing agreements to which the Company or any of its Subsidiaries are party, (ii) provide liquidity to the Company or any of its Subsidiaries to the extent necessary to fund their then-current operations, under circumstances where the failure to provide such liquidity would reasonably be expected to be materially adverse to the Company, or (iii) comply with applicable capital requirements laws, rules or regulations.

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“SEC” means the Securities and Exchange Commission.

“Securities” means, collectively, the Blackstone Securities and the Non-Blackstone Securities.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsor” has the meaning set forth in the preface.

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Stockholder” has the meaning set forth in the preface.

“Stockholder Entity” means any Stockholder and each of its Affiliates and their respective successors.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

“VCOC Investor” has the meaning set forth in Section 5.4(a).

“Weir Group” means (i) the Stockholders listed on Schedule C attached hereto; and (ii) any transferee of any Securities held by the Stockholders in clause (i) of this definition who is in the Permitted Group of Jaspar Weir.

7.2    Legends.

(a)    Stockholders Agreement. The Securities and each instrument, certificate or book-entry, if any, issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall bear a legend (as appropriately completed under the circumstances) in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK-ENTRY] CONSTITUTE “NON-BLACKSTONE SECURITIES” UNDER A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF [                ], 2021 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)    Restricted Securities. The Securities and each instrument, certificate or book-entry, if any, issued in exchange or upon the Transfer of any Securities shall bear a legend substantially in the following form (and a stop-transfer order may be placed against transfer of such Securities):

“THE SECURITY REPRESENTED BY THIS [CERTIFICATE][BOOK-ENTRY] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

(c)    Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument, certificate or book-entry not bearing a legend stating such restriction.

7.3    Non-Compete(a) . At all times during which either Founder is on the Board or has a right to be a designee director and for a period of two years thereafter, except on behalf of the Company or except with the written consent of the Company, each Founder shall not, directly or indirectly, render services to, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, stockholder, member, director, officer, manager, employee, consultant, joint venturer, debt or equity investor, lessor agent or other representative, any Person that is known by such Founder to engage in the line of business (and any lines of business the Company has active plans to engage) of the Company and its Subsidiaries (which, if neither

Founder is on the Board and neither Founder has a right to be a designee director at the time, shall be limited to the lines of business of the Company as of the date that such Founder is no longer on the Board) in each case anywhere in the world (collectively, the “Competing Business”) (including directly or indirectly as a division or group of a larger organization) or otherwise engage in or conduct (whether as an owner, operator, employee, officer, director, consultant, advisor, partner, representative or otherwise) a Competing Business; provided that the ownership of less than 5% of the outstanding stock of any class of any corporation (other than any direct competitor of the Company in the business process outsourcing services space) shall not be deemed to be engaging in a Competing Business solely by reason of such ownership and provided, further, that this Section shall not preclude a Founder from rendering advice not for compensation to a Competing Business on a casual or occasional basis. Notwithstanding anything herein to the contrary, the Company hereby consents to each Founder’s (a) ownership of less than [    ]% of the outstanding stock of any class of equity in the companies listed on Schedule A; and (b) role as board member or advisor to the following companies: [                ]. For purposes of this Section 7.3, the capital stock of a corporation owned by Founder shall not include the capital stock of a corporation owned of record by a mutual fund or similar investment vehicle, provided that Founder does not exercise a controlling interest or exercise control over investment decisions of such mutual fund or investment vehicle.

7.4    Confidentiality.

(a)    Each Non-Blackstone Holder agrees that it shall (and shall cause its Affiliates and its and their Representatives) (collectively, other than Affiliates that are Competitors, the “Confidentiality Affiliates”) (i) hold confidential and not disclose (other than by a Stockholder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder or in such Stockholder’s capacity as an employee of the Company or any of its Subsidiaries), without the prior approval of the Board, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how and computer programming and other software techniques) provided or developed by the Company and any of its Subsidiaries, another Stockholder or its Confidentiality Affiliates in connection herewith or with the business of the Company and its Subsidiaries, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which any of the Company and any of its Subsidiaries or the disclosing Stockholder or any of their Confidentiality Affiliates reasonably communicated, or the receiving Stockholder or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder, performing activities in its capacity as an employee of the Company or any of its Subsidiaries and carrying on the business of the Company and monitoring its investment in the Company; provided, however, that Stockholders may disclose any such Confidential Information in connection with a Transfer of Securities permitted under this Agreement, to prospective purchasers of Securities from a Stockholder, after such prospective purchaser has entered into a non-disclosure agreement reasonably acceptable to the Company, as well as to such prospective purchaser’s legal counsel, auditors, agents and representatives. Notwithstanding the foregoing, Stockholders may disclose any such Confidential Information on a confidential basis to investors of a Stockholder or its Confidentiality Affiliates, subject to such investors having agreed to maintain the confidentiality of any such Confidential Information; provided, however, that each Stockholder shall not (and shall cause its Confidentiality Affiliates or investors of such Stockholder or its Confidentiality Affiliates not to) disclose any Confidential Information to any Person that is a Competitor of the Company. Each Stockholder agrees that it shall be responsible and liable for any breach of this Section 7.4 by its Confidentiality Affiliates or investors of such Stockholder or its Confidentiality Affiliates (as if such Confidentiality Affiliates or investors were parties to and bound by the provisions of this Section 7.4 by which such Stockholder is bound).

(b)    The obligations contained in Section 7.4(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Stockholder’s or its Confidentiality Affiliates’ obligations hereunder, known to the public, (ii) becomes known to the receiving Stockholder or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Stockholder’s or discloser’s Confidentiality Affiliates or a third party, (iii) is independently developed by the receiving Stockholder or its Confidentiality Affiliates, or (iv) is required to be disclosed by law, governmental regulation or applicable legal process; provided that to the extent permitted by law, such Stockholder shall notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order or other appropriate relief; provided, further, that in the absence of a protective order or other appropriate relief, the Stockholder shall use commercially reasonable efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as the Company shall designate.

7.5    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7.6    Entire Agreement. This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including that certain Shareholder Agreement, dated as of October 1, 2018, among the Company, the Sponsor, the Non-Blackstone Holders party thereto and the Founders, which agreement is amended and restated by this Agreement. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

7.7    Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities. Other than in a Change of Control or a Public Sale, any subsequent holders of Securities or New Securities shall become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement. No action or consent by the Stockholders shall be required for such joinder to this Agreement by such subsequent holder of Securities or New Securities, so long as such holder of Securities or New Securities has agreed in writing to be bound by all of the obligations applicable to such holder of Securities or New Securities hereunder.

7.8    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.9    Remedies. The Company, the Founders and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

7.10    Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder if (i) delivered personally, when delivered at the address specified in this Section 7.10, (ii) sent by facsimile or electronic mail, when such facsimile is transmitted to the facsimile number specified in this Section 7.10 or on the first business day after when such electronic mail is sent to the e-mail address specified in this Section 7.10, or (iii) sent by reputable overnight courier service, one day after deposit with such service.

If to the Company:

TaskUs, Inc.

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

Attention:    Jeffrey Chugg, Vice President, Legal

Email:         jeffrey.chugg@taskus.com

If to a Stockholder, to the address across such Stockholder’s name and set forth on Exhibit A.

If to a Founder or a Founder Group, solely with respect to such Founder or Founder Group:

Bryce Maddock

Attention:    Bryce Maddock

          605 S. 3rd Street

          Austin, TX 78704

Email:         Bryce Maddock@gmail.com

Jaspar Weir

Attention:    Jaspar Weir

          311 Bowie Street

          Unit 1303

          Austin, TX 78703

Email:         Jaspar@taskus.com

A copy of each notice given to the Company shall be given to Sponsor (and no notice to the Company shall be effective until such copy is delivered to Sponsor) at the following addresses:

BCP FC Aggregator LP

c/o The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Attention:    Amit Dixit

          Mukesh Mehta

Facsimile:   (212) 583-5710

Email:         Dixit@Blackstone.com

          Mukesh.Mehta@Blackstone.com

7.11    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.12    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.13    Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Founder Group or the Sponsor hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 7.10 hereof by the Founder Group or the Sponsor as of the latest date any such notice is so provided to the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

TASKUS, INC.

By:
Name:
Title:

BCP FC Aggregator LP

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

NON-BLACKSTONE HOLDERS:

BRYCE MADDOCK FAMILY TRUST

By:
Name:	Bryce Maddock
Title:	Trustee

THE MADDOCK 2015 IRREVOCABLE TRUST

By:
Name:	Bryce Maddock
Title:	Trustee

JASPAR WEIR FAMILY TRUST

By:
Name:	Jaspar Weir
Title:	Trustee

THE WEIR 2015 IRREVOCABLE TRUST

By:
Name:	Jaspar Weir
Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

FOUNDERS:

Bryce Maddock

Jaspar Weir

Schedule A

Schedule B

Maddock Group

1.    The Bryce Maddock Family Trust

2.    The Maddock 2015 Irrevocable Trust

Schedule C

Weir Group

1.    Jaspar Weir Family Trust

2.    The Weir 2015 Irrevocable Trust

Exhibit A

Notice information of Stockholders

Stockholders	Address
BCP FC Aggregator LP

BCP FC Aggregator LP

c/o The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Attention:         Amit Dixit

                          Mukesh Mehta

Facsimile:        (212) 583-5710

Email:              Dixit@Blackstone.com

                          Mukesh.Mehta@Blackstone.com

The Bryce Maddock Family Trust	Bryce Maddock Attention: Bryce Maddock 605 S. 3rd Street Austin, TX 78704 Email: Bryce Maddock@gmail.com

The Maddock 2015 Irrevocable Trust	Bryce Maddock Attention: Bryce Maddock 605 S. 3rd Street Austin, TX 78704 Email: Bryce Maddock@gmail.com

Jaspar Weir Family Trust	Jaspar Weir Attention: Jaspar Weir 311 Bowie Street Unit 1303 Austin, TX 78703 Email: Jaspar@taskus.com

The Weir 2015 Irrevocable Trust	Jaspar Weir Attention: Jaspar Weir 311 Bowie Street Unit 1303 Austin, TX 78703 Email: Jaspar@taskus.com